ANDREWS & KURTH
                                     L.L.P.
                                    ATTORNEYS
                              TEXAS COMMERCE TOWER
 OTHER OFFICES:              600 TRAVIS, SUITE 4200
WASHINGTON, D.C.               HOUSTON, TEXAS 77002
     DALLAS                                            TELEPHONE: (713) 220-4200
   LOS ANGELES                                        TELECOPIER: (713) 220-4285
    NEW YORK                                               TELEX: 79-1208
  THE WOODLANDS
     LONDON

                                February 19, 1997

PalEX, Inc.
3555 Timmons Lane, Suite 610
Houston, Texas 77027

Gentlemen:

            We have acted as counsel for PalEX, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 3,450,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Company. The Shares include 3,000,000 shares being offered by the Company and 450,000 shares of Common Stock being offered by the Company which may be sold pursuant to an over-allotment option granted to the Underwriters named in the Registration Statement.

            As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

            Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued and sold by the Company will, when issued and paid for as described in the Registration Statement, be validly issued, fully paid and nonassessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" therein.

                                    Very truly yours,

                                    Andrews & Kurth L.L.P.

2325/2397/2691